UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32384 Commission File Number	43-2052503 (I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York (Address of principal executive offices)	10019 (Zip code)

Registrant’s telephone number, including area code: (212) 231-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Corporation is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Corporation.

Item 2.01.           Completion of Acquisition or Disposition of Assets.

On December 23, 2020, Macquarie Infrastructure Corporation (the “Company”) and its wholly owned subsidiary MIC Ohana Corporation (“Seller”) completed the previously announced sale (the “IMTT Transaction”) of all of the outstanding membership interests in Macquarie Terminal Holdings LLC (“Terminal Holdings”), which holds the Company’s International-Matex Tank Terminals business (“IMTT”), to RS Ivy Holdco, Inc. (“Purchaser”), a Delaware corporation affiliated with Riverstone Holdings LLC, pursuant to a Membership Interest Purchase Agreement, dated as of November 8, 2020 the (“Purchase Agreement”) by and among Seller, the Company, Terminal Holdings and Purchaser, for a purchase price of $2.670 billion, including cash and the assumption of approximately $1.109 billion of IMTT’s outstanding debt, subject to post-closing adjustment as set forth in the Purchase Agreement.  Pursuant to the Purchase Agreement, at closing the Company, one of its subsidiaries, Terminal Holdings and Purchaser entered into a transition services agreement pursuant to which a subsidiary of the Company will provide certain transition services in respect of the Purchaser’s ownership and operation of IMTT.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated November 8, 2020, and is incorporated by reference into this Item 2.01.

The Board of Directors of the Company has elected to return all the net proceeds from the IMTT Transaction, after payment of taxes and expenses and offset of holding company level debt, to shareholders in a special dividend. The board has declared a one-time dividend of $11.00 per share of common stock of the Company, payable on January 8, 2021 to stockholders of record as of the close of trading on January 5, 2021.

Item 7.01.           Regulation FD.

On December 23, 2020, the Company issued a press release announcing the completion of the IMTT Transaction and the record date for the special dividend. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information provided under Section 7.01 is deemed to be furnished and not filed for purposes of Section 18 of the Exchange Act, is not otherwise subject to the liabilities of that section and is not incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01.           Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Unaudited pro forma consolidated financial information of the Company required by this Item 9.01(b) will be filed within the time period required by Form 8-K.

(d) Exhibits.

Item	Description

2.1
Purchase Agreement dated November 8, 2020 by and among RS Ivy Holdco, Inc., MIC Ohana Corporation, Macquarie Terminal Holdings LLC and Macquarie Infrastructure Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2020).

99.1	Press Release dated December 23, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2020

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ Christopher Frost
	Name:	Christopher Frost
	Title:	Chief Executive Officer